Exhibit 10.16

PROMISSORY NOTE

Philadelphia, Pennsylvania
$1,350,000	Effective Date: June 17, 2011

FOR VALUE RECEIVED, the undersigned, RRE IROQUOIS HOLDINGS, LLC, a Delaware limited liability company having its principal place of business at One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, PA 19112 (the “Maker”), promises to pay to the order of RESOURCE REAL ESTATE OPPORTUNITY ADVISOR, LLC, a Delaware limited liability company with a place of business at One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, PA 19112 (the “Payee”), the principal sum of One Million Three Hundred Fifty Thousand and 00/100 Dollars ($1,350,000) in lawful money of the United States of America, together with interest on the outstanding balance thereof, as follows:

(a) INTEREST RATE. The unpaid principal balance of the loan made hereunder (the “Loan”) will accrue interest (“Interest”) at an interest rate equal to sic and one-half percent (6.5%) per annum

(b) PAYMENT TERMS. The outstanding balance of the principal sum of this Note plus all accrued and unpaid interest shall be due and payable on the date which is six (6) months from the date hereof (the “Maturity Date”)

(c) PREPAYMENT. Maker may prepay, in whole or in part, the principal hereon without premium or penalty.

(d) PLACE FOR PAYMENT. Payment shall be made to Payee at the address set forth in the heading of this Note, or at such other place as Payee may designate from time to time.

(e) LOAN ORIGINATION FEE. Maker shall pay to Payee a loan origination fee in the amount of one percent (1%) of the principal amount of the Loan which shall be due and payable on the date hereof.

(f) SECURITY. The Debt will be secured by an assignment of the loan documents (the “Assignment”) listed on Schedule A attached to the Assignment.

(g) EVENTS OF DEFAULT.

The following shall constitute Events of Default hereunder:

(i) Failure of Maker to pay the sum due hereon on the date when it is due.

(ii) Nonperformance of or noncompliance by Maker with any of the agreements, terms, conditions, covenants, provisions or stipulations contained in this Note.

(iii) Maker shall not generally pay his debts as they mature, shall make a general assignment for the benefit of creditors, or shall file or have filed against him, or his property, any reorganization or liquidation under the United States Bankruptcy Code or under any other state or federal law for the relief of debtors.

(iv) Entry of any judgment against, issuance of attachment or garnishment or filing of a lien against Maker, which judgment, attachment, garnishment or lien would have a material adverse effect on the financial position of Maker.

(v) Payee shall become reasonably insecure as to Maker’s ability to perform its obligations.

(h) LATE PAYMENT - INTEREST ACCELERATION

If the payment due hereunder is not paid when due, then until such amount is paid, the entire unpaid balance of this Note, shall bear interest at the rate of five percent (5%) per annum (the “Default Rate”).

It being further understood, however, that should any default be made in the payment of any payment on the date on which it shall fall due, or in the performance of any of the agreements, conditions, covenants, terms, provisions or stipulations contained herein, or upon the occurrence of any Event of Default hereunder, then Payee, in its sole discretion and without notice to Maker, may declare immediately due and payable the entire unpaid balance of principal with interest accrued thereon at the rate applicable hereunder to the date of default and thereafter at the Default Rate and all other sums due by Maker hereunder, anything herein to the contrary notwithstanding and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Payee in this Note at law or in equity. In such case Payee may also recover all costs of suit and other expenses in connection therewith, together with attorney’s fees actually incurred but in no event less than twenty percent (20%) of the total amount then due by Maker to Payee, together with interest on any judgment obtained by Payee at the Default Rate including but not limited to interest at the Default Rate from and after the date of any sheriff’s or trustee’s sale until actual payment is made to Payee of the full amount due Payee.

(i) WAIVER AND RELEASE

Maker hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, as well as all benefit that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, securing this Note, or any part of the proceeds arising from any sale of such property, from attachment, levy, or sale under execution, or providing for any stay of execution, homestead exemption, exemption from civil process, or extension of time for payment and Maker agrees that any real or personal property that may be levied upon pursuant to a judgment obtained by virtue hereof, in any writ of execution issued thereon, may be sold upon any such writ in whole or in part in any order desired by Payee. Maker hereby consents to immediate execution of any judgment.

Maker hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and they agree that the liability of each of them shall be joint and several, unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee. Maker hereby consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and to the release of the collateral security or any part thereof, with or without substitution, and agree that additional makers, endorsers, sureties or guarantors may become bound by the terms of this Note without notice to them or affecting their liability hereunder.

Maker hereby consents to the exclusive jurisdiction of the Courts of the Commonwealth of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania, in any and all actions or proceedings arising hereunder or pursuant hereto, and further consents that any process or notice in connection therewith may be served by certified mail, return receipt requested, or personal service, within or without the Commonwealth of Pennsylvania; and that such service upon Maker shall constitute service upon all of them, each hereby appointing the other their attorney-in-fact for the purpose of acceptance of such service. Maker, as an independent covenant, waives a jury trial and the right thereto in any action or proceeding between such Maker and Payee, whether hereunder or otherwise.

(j) WAIVER BY PAYEE

Payee shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in writing. A waiver by Payee with respect to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy with respect to a subsequent event.

(k) SEVERABILITY

If any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such provision had never been contained herein, and Payee may, at its option and without notice to Maker, declare immediately due and payable the entire unpaid balance of principal with accrued interest thereof and all other sums due hereunder.

(l) AMENDMENT OR MODIFICATION

The provisions of this Note may be changed only by a written agreement signed by Maker and Payee.

(m) GOVERNING LAW

This Note shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.

(n) TERMINOLOGY

Whenever used, the singular number shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, and the words “Payee” and “Maker” shall be deemed to include their respective heirs, personal representatives, successors and assigns. The term “Payee” shall be deemed to include the Payee specifically named herein as “Payee” or any subsequent holder or assignee of this Note.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has duly executed this Note under seal, on June 17, 2011 but effective as of the day and year first above written.

RRE IROQUOIS HOLDINGS, LLC

By:	/s/ Alan Feldman

Title:	CEO